Exhibit 22.  Subsidiaries of the Registrant.

                                                              STATE OF
         SUBSIDIARY                                         INCORPORATION

AERO OIL COMPANY                                            Pennsylvania

DONNA OIL CORP.                                             New York

GASWAY INC.                                                 New York

GETTYMART INC.                                              Delaware

GETTY TERMINALS CORP.                                       New York

KINGSTON OIL SUPPLY CORP.                                   New York

LEEMILT'S FLATBUSH AVENUE, INC.                             New York

LEEMILT'S PETROLEUM, INC.                                   New York

PT PETRO CORP.                                              New York

RECO PETROLEUM, INC.                                        Pennsylvania

SLATTERY GROUP INC.                                         New Jersey
  ENERGY RESOURCE & RECOVERY CORPORATION                    New York
  HSCO GROUP, INC.                                          New York